Exhibit 10(rr)

MERRILL LYNCH & CO., INC.

EMPLOYEE STOCK COMPENSATION PLAN

ARTICLE I — GENERAL.

Section 1.1 Purpose.

The purposes of the Merrill Lynch & Co., Inc. Employee Stock Compensation Plan (the “Plan”) are: (a) to deliver a portion of annual year-end bonuses in stock, in lieu of cash, to key employees of Merrill Lynch & Co., Inc., a Delaware corporation (“ML & Co.”), its subsidiaries and affiliates; (b) to attract, retain and motivate key employees of outstanding competence and ability who are capable of having a significant impact on the performance of ML & Co.; (c) to encourage long-term stock ownership by employees; and (d) to align the interests of those employees with those of the stockholders of ML & Co.

Section 1.2 Definitions.

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a) “affiliate” shall mean a corporation or other entity controlled by, controlling or under common control with ML & Co. and designated by the Committee from time to time as such.

(b) “Board of Directors” or “Board” shall mean the Board of Directors of ML & Co.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(d) “Company” shall mean ML & Co. and any corporation, partnership, or other entity of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests. For purposes of the Plan, the terms “ML & Co.” and “Company” shall include any successor thereto.

(e) “Committee” shall mean the Management Development and Compensation Committee of the Board of Directors, or its functional successor or any other Board committee that has been designated by the Board of Directors to administer the Plan.

(f) “Common Stock” shall mean the Common Stock, par value $1.33  1/3 per share, of ML & Co. and a “share of Common Stock” shall mean one share of Common Stock.

(g) “Disability,” unless otherwise provided herein, shall mean any physical or mental condition that, in the opinion of the Head of Human Resources of Merrill Lynch & Co., Inc. (or his or her functional successor), renders an employee incapable of engaging in any employment or occupation for which he is suited by reason of education or training.

(h) “Fair Market Value” of a share of Common Stock on any date means the closing price of a share of Common Stock as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no Shares were publicly traded on that day, the immediately preceding day that Shares were so traded) published in The Wall Street Journal [Eastern Edition] or in any other publication selected by the Committee; provided, however, that if the shares of Common Stock are misquoted or omitted by the selected publication(s), the Committee shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.

(i) “Grant Document” shall mean a written document that sets forth the terms and conditions of an award of Restricted Shares, Restricted Units, Stock Options or Stock Appreciation Rights granted under the Plan.

(j) “Key Employee” means any employee who has been designated by ML & Co. as one of the 50 highest paid employees (based on W-2 income) as of the most recently completed fiscal year.

(k) “Participant” shall mean any employee who has met the eligibility requirements set forth in Section 1.5 hereof as of the time of grant and to whom a grant has been made and is outstanding under the Plan.

(l) “Restricted Period” shall mean, in relation to Restricted Shares or Restricted Units or shares received upon the exercise of Stock Options, the period determined by the Committee, during which restrictions on the transferability of such Restricted Shares or Restricted Units or shares received upon the exercise of Stock Options are in effect.

(m) “Restricted Share” shall mean a share of Common Stock, granted to a Participant pursuant to Article II that is subject to the restrictions set forth in Section 2.2 hereof.

(n) “Restricted Unit” shall mean a right, granted to a Participant pursuant to Section 2.3 of Article II, to receive either: (1) an amount in cash equal to the Fair Market Value of one share of Common Stock, or (2) one share of Common Stock, as provided by the Committee at the time of grant.

(o) “Stock Appreciation Right” shall mean a right, granted to a Participant pursuant to Article IV hereof to receive upon exercise of such right before a specified date, to receive, in cash or shares of Common Stock (or a combination thereof) as determined by the Committee, an amount equal to the increase in Fair Market Value, of a specified number of shares of Common Stock over a specified exercise price per share.

(p) “Stock Option” shall mean a right, granted to a Participant pursuant to Article III to purchase on exercise of the Stock Option, before a specified date and at a specified exercise price per share, a specified number of shares of Common Stock.

(q) “Termination of Employment” shall mean the termination of the participant’s employment with the Company and any of its Subsidiaries or Affiliates other than in connection with Retirement or Disability. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its subsidiaries and affiliates shall not be considered Terminations of Employment.

(r) “Vesting Period” shall mean, in relation to Restricted Shares, Restricted Units, Stock Options, or Stock Appreciation Rights, any period determined by the Committee during which such Restricted Shares, Restricted Units, Stock Options or Stock Appreciation Rights may expire or be forfeited if the Participant terminates employment or if other circumstances specified by the Committee arise. The Vesting Period for Restricted Shares or Restricted Units granted as part of a year-end stock bonus may not be less than three years from the date of grant, provided that, the Committee may determine that year-end grants may vest in substantially equal installments over three years, with the final installment vesting no earlier than the third anniversary of the date of grant.

Section 1.3 Administration.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to: (i) subject to Section 1.5 hereof, select Participants after receiving the recommendations of the management of the Company; (ii) determine the number of shares of Common Stock subject to awards of Restricted Shares, Restricted Units, Stock Options or Stock Appreciation Rights; (iii) determine the time or times when grants of awards under the Plan are to be made or are to be effective; (iv) determine the terms and conditions subject to which grants of awards under the Plan may be made; (v) extend the term of any Stock Option (but in no event beyond ten years from the date of grant); (vi) determine that all or any portion of any Stock Option shall be canceled upon the Participant’s exercise of a tandem Stock Appreciation Rights; (vii) prescribe the form or forms of the Grant Documents or other instruments evidencing any grants made hereunder, including any provisions relating to a Change in Control; (viii) unless prohibited by a Grant Document, amend any outstanding award in any respect, whether or not the rights of the recipient of such award are adversely affected; (ix) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (x) construe and interpret the Plan and all rules, regulations, and instruments utilized thereunder; (xi) make all determinations deemed advisable or necessary for the administration of the Plan, and (xii) the extent not prohibited by applicable laws or the rules of the New York Stock Exchange applicable to ML & Co., to delegate any of its powers to the Company’s Head of Human Resources, or his or her functional successor, or such other officers as may be designated by the Committee. All determinations by the Committee shall be final and binding.

(b) The Committee may cancel any grant under the Plan and issue a new grant in substitution therefor upon such terms as the Committee may, in its sole discretion determine, not inconsistent with the terms of the Plan. Notwithstanding the foregoing, or any other provision of the Plan, in no event shall a Stock Option or Stock Appreciation Right be granted in substitution for a previously granted Stock Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new grant, if the new grant would have a lower exercise price than the grant that it replaces nor shall the exercise price of a Stock Option or Stock Appreciation Right be reduced once the Stock Option or Stock Appreciation Right is granted. The foregoing is not intended to prevent equitable adjustment of grants in accordance with Article VI.

(c) The Committee shall act in accordance with the procedures established under ML & Co.’s Certificate of Incorporation and By-Laws, and the Committee’s Charter and under any resolution of the Board.

Section 1.4 Shares Subject to the Plan.

(a) The total number of shares of Common Stock that may be issued under the Plan shall be 75,000,000, subject to adjustment for changes in capitalization as provided in Article VI hereof. Shares of Common Stock distributed under the Plan may be authorized but unissued shares or shares that shall have been or may be acquired by ML & Co. in the open market, in private transactions or otherwise. No participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 1 million shares of Common Stock in any fiscal year of the Company.

(b) In calculating the number of shares of Common Stock remaining available for grants of awards under the Plan, the following rules shall apply:

(i)

the number of shares of Common Stock remaining for issuance shall be reduced by the number of outstanding Restricted Shares or shares reserved for issuance for outstanding Restricted Units, Stock Options or Stock Appreciation Rights that are payable in shares.

(ii)

the number of shares of Common Stock remaining for issuance shall be increased by the number of shares withheld or tendered (by actual delivery or attestation) to pay the exercise price of a Stock Option and by the number of shares withheld from any grant of Restricted Shares or Restricted Units, Stock Option or Stock Appreciation Rights to satisfy tax withholding obligations.

(iii)	the number of shares of Common Stock remaining for issuance shall be increased by (A) the number of shares remaining available under the Merrill Lynch & Co., Inc. Long-Term

Incentive Compensation Plan for Managers and Producers and/or (B) the number of shares remaining available under the Merrill Lynch & Co., Inc. Equity Capital Appreciation Plan, in each case on the date that the Committee shall determine to make no further year-end awards in lieu of cash compensation under such plans;

(iv)

the number of shares of Common Stock remaining for issuance shall be increased by the number of shares that have been granted as Restricted Shares or that have been reserved for distribution in satisfaction of any Restricted Units, Stock Options or Stock Appreciation Rights and are later forfeited, or that expire or terminate or, for any other reason, are not payable or distributable under the Plan or the Long-Term Incentive Compensation Plan for Managers and Producers;

(v)

the number of shares of Common Stock remaining for issuance shall be increased by the number of shares that have been granted in respect of Restricted Units or Stock Appreciation Rights that are settled in cash under the Plan or the Long-Term Incentive Compensation Plan for Managers and Producers; and

(vi)	the number of shares of Common Stock remaining for issuance shall be increased by the number of shares repurchased by the Company with cash option proceeds from stock option exercises.

Section 1.5 Eligibility and Participation.

Participation in the Plan shall be limited to officers (other than executive officers as such term is defined in the Securities Exchange Act of 1934) and other salaried, key employees of the Company or an affiliate.

ARTICLE II — RESTRICTED SHARES AND RESTRICTED UNITS.

Section 2.1 Grants of Restricted Shares and Restricted Units.

The Committee may select employees to become Participants (subject to the provisions of Section 1.5 hereof) and grant Restricted Shares or Restricted Units to such Participants at any time. Before making grants, the Committee may receive recommendations of the management of the Company that take into account such factors as level of responsibility, current and past performance, and performance potential.

The grants of Restricted Shares and Restricted Units shall be in respect of such number of shares of Common Stock for such amounts and subject to such terms and conditions as the Committee may establish. Each grant to a Participant shall be evidenced by a Grant Document stating the number of shares of Common Stock subject to Restricted Shares or Restricted Units granted, the terms and conditions of such grant, and the consequences of forfeiture that will apply to such Restricted Shares or Restricted Units, and any other terms, conditions, or rights with respect to such grant as the Committee may determine.

Section 2.2 Restricted Shares.

At the time of grant of Restricted Shares, subject to the receipt by the Company of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to a Participant shall be registered in his or her name, but shall be held by the Company for the account of the Participant. The Participant shall have all rights of a holder as to such shares of Common Stock, including the right to receive dividends, and to vote such Common Stock, subject to the following restrictions: (a) the Participant shall not be entitled to delivery of shares of Common Stock until the expiration of the Vesting and Restricted Periods; (b) except as otherwise provided in the Grant Document, none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (c) except as otherwise provided in the Grant Document, all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company and the Restricted Shares shall be cancelled if the Participant incurs a Termination of Employment prior to the end of the Vesting Period applicable to such Restricted Shares or fails to comply with all other terms and requirements specified in the Grant Document. Any shares of Common Stock or other securities or property received with respect to such shares shall be subject to the same restrictions as such Restricted Shares.

Section 2.3 Restricted Units.

During the Vesting Period (or, if longer, the Restricted Period) for Restricted Units, upon the payment of a dividend on a share of Common Stock, a Participant may be paid, with respect to each such Restricted Unit, a cash amount (or, if the Committee so determines, may be granted additional Restricted Units having a value equal to the amount of such dividend payment based on the Fair Market Value of a share of Common Stock on the date of such additional grant), in the same manner, at the same time and in the same amount paid, as such dividend. Except as otherwise provided in the Grant Document or as may be determined by the Committee, all rights of the Participant to such Restricted Units shall terminate without further obligation on the part of the Company and the Restricted Units shall be cancelled without further obligation on the part of the Company if the Participant incurs a Termination of Employment prior to the end of the Vesting Period applicable to such Restricted Units, or fails to comply with all other terms and requirements specified in the Grant Document.

Section 2.4 Adjustment with respect to Restricted Shares and Restricted Units.

Any other provision of the Plan or a Grant Document to the contrary notwithstanding, the Committee may at any time, change or amend the terms and conditions of any outstanding grant of Restricted Shares or Restricted Units, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions by the Company, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant, provided that, the Committee shall not be obligated to change all grants in the same manner or treat all Participants the same.

Section 2.5 Payment of Restricted Shares and Restricted Units.

(a) Restricted Shares. At the end of the Vesting Period (or, if longer, the Restricted Period) applicable to the Participant’s Restricted Shares, all restrictions contained in the Grant Document or award of Restricted Shares and in the Plan shall lapse, and the appropriate number of shares of Common Stock (net of shares withheld at the end of the Vesting Period under Section 2.5(c)), shall be delivered to the Participant free of restrictions, in book-entry or certificated form or credited to a brokerage account as the Participant so directs.

(b) Restricted Units. At the end of the Vesting Period (or, if longer, the Restricted Period) applicable to a Participant’s Restricted Units, there shall be paid to the Participant, either: (1) an amount in cash equal to the Fair Market Value of one share of Common Stock for each vested Restricted Unit measured on the last trading day of the Vesting Period (or, if longer, the Restricted Period), or (2) one share of Common Stock for each vested Restricted Unit, in each case, net of shares withheld by the Company pursuant to Section 2.5(c) and free of restrictions.

For Restricted Units satisfied in shares of Common Stock, the appropriate number of shares shall be delivered to the Participant in book-entry or certificated form or credited to a brokerage account as the Participant so directs as soon as practicable, but in no event later than 30 days after the end of the Vesting or Restricted Period (whichever is later), provided that, in the event that the end of such period is fewer than 30 days prior to end of the calendar year, the payment of the shares shall be made in the first 30 days of the next succeeding fiscal year.

(c) Payment of Taxes. In the event that an individual is subject to any tax on Restricted Shares or Restricted Units, the Company may permit the Participant to satisfy any federal, state, local or social security tax withholding requirements that occur by deducting from the number of whole shares of Common Stock otherwise deliverable, such number of shares as shall have a Fair Market Value, on the applicable date, equal to the tax required or permitted to be withheld by the Company.

ARTICLE III — STOCK OPTIONS.

Section 3.1 Grants of Stock Options.

The Committee may select employees to become Participants (subject to Section 1.5 hereof) and grant Stock Options to such Participants at any time; provided, however, that Incentive Stock Options only shall be granted within 10 years of the earlier of the date the Plan is adopted by the Board or approved by the stockholders of ML & Co. Before making grants, the Committee may receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Subject to the provisions of the Plan, the Committee shall also determine the number of shares of Common Stock to be covered by each Stock Option. The Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article IV.

Section 3.2 Option Documentation.

Each Stock Option granted under the Plan shall be evidenced by a Grant Document stating the number of shares of Common Stock subject to the Stock Option, the terms and conditions of such grant, any Vesting Period or Restricted Period, the expiration date of such Stock Option and the events of and the consequences of forfeiture that will apply to such Stock Option, and any other terms, conditions or rights with respect to such grant as the Committee may deem appropriate and are not inconsistent with the provisions of the Plan.

Section 3.3 Exercise Price.

The Committee shall establish the exercise price at the time any Stock Option is granted, except that such exercise price shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the day a Stock Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Article V of the Plan.

Section 3.4 Exercise of Stock Options.

(a) Exercisability and Vesting. Stock Options shall become exercisable at such times and in such installments as the Committee may provide at the time of grant. The Committee also may, but shall not be required to, set a Vesting Period for grants of Stock Options. Once a Stock Option becomes exercisable, a Stock Option may be exercised from the time first set by the Committee until the close of business on the expiration date of the Stock Option, subject to (1) the limitations imposed by ML & Co. policies with respect to employee trading and (2) any limitations on exercise following termination of employment that are contained in the Grant Document.

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised, provided that no Stock Option shall be exercisable after the expiration of ten years from the date of grant of such Stock Option.

Section 3.5 Payment of Exercise Price and Tax Liability Upon Exercise; Delivery of Shares.

(a) Payment of Purchase Price. The exercise price per share of the shares of Common Stock as to which a Stock Option is exercised shall be paid to the Company at the time of exercise (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable shares of Common Stock already owned by the person exercising the Stock Option (in accordance with rules established by the Head of Human Resources from time to time) having a total real-time market price, at the time of delivery or attestation and on the date of exercise, equal to the exercise price, (iii) a combination of cash and shares of Common Stock equal in value to the exercise price, or (iv) by such other means as the Committee, in its sole discretion, may determine.

(b) Payment of Taxes. Upon exercise, a Participant may elect to satisfy any federal, state, local, foreign, and social security taxes required or permitted by law to be withheld that arise as a result of the exercise of a Stock Option by directing the Company to withhold from the shares of Common Stock otherwise deliverable upon the exercise of such Stock Option, such number of shares as shall have a total real-time market price at the time and on the date of exercise, at least equal to the amount of tax to be withheld.

(c) Delivery of Shares. Upon receipt by the Company of the exercise price and satisfaction of all tax obligations, stock certificate(s) for the shares of Common Stock as to which a Stock Option is exercised (net of any shares withheld pursuant to Section 3.5(b) above) shall be delivered to the person in whose name the Stock Option is outstanding or such person’s estate or beneficiaries, as the case may be, or such shares shall be credited to a brokerage account or otherwise delivered, in such manner as such person or such person’s estate or beneficiaries, as the case may be, may direct.

(d) Cashless Exercises. If approved by the Committee, payment in full or in part, upon exercise of a Stock Option, may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, foreign or social security withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

ARTICLE IV — STOCK APPRECIATION RIGHTS.

Section 4.1 Grants of Stock Appreciation Rights.

The Committee may select employees to become Participants (subject to the provisions of Section 1.5 hereof) and grant Stock Appreciation Rights to such Participants at any time. Before making grants, the Committee must receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Subject to the provisions of the Plan, the Committee shall have the authority to grant Stock Appreciation Rights, with or without associated dividend equivalents, in connection with a Stock Option or independently as a stand-alone award. The Committee may grant Stock Appreciation Rights in connection with a Stock Option, either at the time of grant or by amendment, in which case each such Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right granted in connection with a Stock Option shall entitle the holder to surrender to the Company the related Stock Option unexercised, or any portion thereof, and receive from the Company in exchange therefore an amount equal to the excess of the Fair Market Value of one share of the Common Stock on the day of the surrender of such Stock Option over the Stock Option exercise price times the number of shares of Common Stock underlying the Stock Option, or portion thereof, that is surrendered. A Stock Appreciation Right granted independently of a Stock Option shall entitle the holder to receive upon exercise an amount equal to the excess of the Fair Market Value of one share of Common Stock on the day preceding the exercise of the Stock Appreciation Right over the Fair Market Value of one share of Common Stock on the date such Stock Appreciation Right was granted, or such other price determined by the Committee at the time of grant, which shall in no event be less than 100% of the Fair Market Value of one share of Common Stock on the date such Stock Appreciation Right was granted. In addition, the maximum term of Stock Appreciation Rights shall not exceed ten years.

Section 4.2 Payment Upon Exercise of Stock Appreciation Rights.

The Company’s obligation to any Participant exercising a Stock Appreciation Right may be paid in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, at the sole discretion of the Committee. The number of shares of Common Stock deliverable upon the satisfaction of an obligation in respect of a Stock Appreciation Right that is satisfied in shares of Common Stock shall be determined based on the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right.

ARTICLE V — PAYMENTS UPON TERMINATION OF EMPLOYMENT AFTER A CHANGE IN CONTROL.

Section 5.1 Value of Payments Upon Termination After a Change in Control.

Any other provision of the Plan to the contrary notwithstanding and notwithstanding any election to the contrary previously made by the Participant, in the event a Change in Control shall occur and thereafter the Company shall terminate the Participant’s employment without Cause or the Participant shall terminate his or her employment with the Company for Good Reason within six months of the Change of Control, the Participant shall be paid the value of his or her Restricted Shares, Restricted Units, Stock Options, and Stock Appreciation Rights in a lump sum in cash, promptly after termination of his or her employment but, without limiting the foregoing, in no event later than 30 days thereafter, provided that, in the event that, at the time of his or her termination, a Participant is a Key Employee, the payment to such Participant shall be delayed to a date that is six months from the date of such Participant’s termination. Payments shall be calculated as set forth below:

(a) Restricted Shares and Restricted Units.

Any payment under this Section 5.1(a) shall be calculated as if all the relevant Vesting and Restricted Periods had been fully completed immediately prior to the date on which the Participant’s employment terminates. The amount of any payment to a Participant pursuant to this Section 5.1(a) shall be reduced by the amount of any payment previously made to the Participant with respect to the Restricted Shares and Restricted Units, exclusive of ordinary dividend payments, resulting by operation of law from the Change in Control, including, without limitation, payments resulting from a merger pursuant to state law. The value of the Participant’s Restricted Shares and Restricted Units payable pursuant to this Section 5.1(a) shall be the amount equal to the number of the Restricted Shares and Restricted Units outstanding in a Participant’s name multiplied by the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated.

(b) Stock Options and Stock Appreciation Rights.

Any payment for Stock Options and Stock Appreciation Rights pursuant to this Section 5.1(b) shall be calculated as if all such Stock Options and Stock Appreciation Rights, regardless of whether or not then fully exercisable under the terms of the grant, became exercisable immediately prior to the date on which the Participant’s employment is terminated. The amount of any payment to a Participant pursuant to this Section 5.1(b) shall be reduced by the amount of any payment previously made to a Participant with respect to the Stock Options and Stock Appreciation Rights, exclusive of any ordinary dividend payments, resulting by operation of law from the Change in Control, including, without limitation, payments resulting from a merger pursuant to state law. The value of the Participant’s Stock Options and Stock Appreciation Rights payable pursuant to this Section 5.1(b) shall be:

(i)

in the case of a Stock Option, for each underlying share of Common Stock, the excess of the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated over the per share exercise price for such Stock Option; and

(ii)

in the case of a Stock Appreciation Right granted independently of a Stock Option, the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated, over the Fair Market Value of one share of Common Stock on the date such Stock Appreciation Right was granted, or such other price determined by the Committee at the time of grant.

Section 5.2 A Change in Control.

(a) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 5.2(a); or

(ii)

A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 5.2(a), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Section 5.3 Effect of Agreement Resulting in Change in Control.

If ML & Co. executes an agreement, the consummation of which would result in the occurrence of a Change in Control as described in Section 5.2 and such Change in Control actually occurs, then, with respect to a termination of employment without Cause or for Good Reason occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to such expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement.

Section 5.4 Termination for Cause.

Termination of the Participant’s employment by the Company for “Cause” shall mean termination upon:

(a) the willful and continued failure by the Participant substantially to perform his or her duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or from the Participant’s Retirement or any such actual or anticipated failure resulting from termination by the Participant for Good Reason) after a written demand for substantial performance is delivered to him or her by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that he or she has not substantially performed his or her duties;

(b) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; and

(c) any violation of the Corporation’s Code of Business Conduct.

No act or failure to act by the Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

Section 5.5 Good Reason.

“Good Reason” shall mean the Participant’s termination of his or her employment with the Company if, without the Participant’s consent, after he or she has notified the Company and the Company has failed to take action within 60 days, any of the following circumstances shall occur within two years following the Change in Control:

(a) Inconsistent Duties. A meaningful and detrimental alteration in the Participant’s responsibilities from those in effect immediately prior to the Change in Control;

(b) Relocation. The relocation of the office of the Company where the Participant is employed at the time of the Change in Control (the “CIC Location”) to a location that in his or her good faith assessment is an area not generally considered conducive to maintaining the executive offices of a company such as ML & Co. because of hazardous or undesirable conditions including without limitation a high crime rate or inadequate facilities, or to a location that is more than twenty-five (25) miles away from the CIC Location or the Company’s requiring the Participant to be based more than twenty-five (25) miles away from the CIC Location (except for required travel on the Company’s business to an extent substantially consistent with his or her customary business travel obligations in the ordinary course of business prior to the Change in Control);

(c) Compensation Plans. The failure by the Company to continue in effect any compensation plan in which the Participant participates, including but not limited to this Plan, the Company’s retirement program, Employee Stock Purchase Plan, 1978 Incentive Equity Purchase Plan, Equity Capital Accumulation Plan, Canadian Capital Accumulation Plan, Management Capital Accumulation Plan, limited partnership offerings, cash incentive compensation or any other plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Participant’s participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of his or her participation relative to other Participants, as existed immediately prior to the Change in Control;

(d) Benefits and Perquisites. The failure of the Company to continue to provide the Participant with benefits at least as favorable, in the aggregate, as those enjoyed by the Participant under any of the Company’s retirement, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which the Participant was participating immediately prior to the Change in Control; the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by him or her immediately prior to the Change in Control, including, without limitation, the use of a car, secretary, office space, telephones, expense reimbursement, and club dues; or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control. The determination of comparability shall be made by an independent benefits consultant;

(e) No Assumption by Successor. The failure of ML & Co. to obtain a satisfactory agreement from any successor to assume and agree to perform a Participant’s employment agreement as contemplated thereunder or, if the business of the Company for which his or her services are principally performed is sold at any time after a Change in Control, the purchaser of such business shall fail to agree to provide the Participant with the same or a comparable position, duties, compensation, and benefits as provided to him or her by the Company immediately prior to the Change in Control.

Section 5.6 Effect on Plan Provisions.

In the event of a Change in Control, no changes in the Plan, or in any documents evidencing grants of Restricted Shares, Restricted Units, Stock Options, or Stock Appreciation Rights and no adjustments, determinations or other exercises of discretion by the Committee or the Board of Directors, that were made subsequent to the Change in Control and that would have the effect of diminishing a Participant’s rights or his or her payments under the Plan or this Article shall be effective, including, but not limited to, any changes, determinations or other exercises of discretion made to or pursuant to the Plan. Once a Participant has received a payment pursuant to this Article V, shares of Common Stock that were reserved for issuance in connection with any Restricted Shares or Stock Options for which payment is made shall no longer be reserved and shares of Common Stock that are Restricted Shares or that are restricted and held by the Company, for which payment has been made, shall no longer be registered in the name of the Participant and shall again be available for grants under the Plan.

ARTICLE VI — CHANGES IN CAPITALIZATION.

Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock, or awards of Restricted Units, Stock Options or Stock Appreciation Rights on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or special distribution or spinoff to holders of shares of Common Stock (other than regular cash dividends) including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then, without any action by the Committee, appropriate adjustments shall be made to (1) the maximum number of shares of Common Stock available for distribution under the Plan including the limitations on the grant of Restricted Stock or Restricted Units; (2) the number and kind of shares subject to or reserved for issuance and payable under outstanding awards of Restricted Units, Restricted Shares, Stock Options or Stock Appreciation Rights; and (3) the exercise price of outstanding Stock Options and Stock Appreciation Rights; provided however, that the number of shares Common Stock subject to an award shall always be a whole number. In addition, if in the opinion of the Committee, after consultation with the Company’s independent public accountants, changes in the Company’s accounting policies, acquisitions, divestitures by the Company, distributions, or other unusual or extraordinary items have disproportionately and materially affected the value of shares of Common Stock, Restricted Units, Stock Options, or Stock Appreciation Rights; and any other terms or provisions of any outstanding grants of Restricted Shares, Restricted Units, Stock Options, or Stock Appreciation Rights, the Committee, in its sole discretion may (but shall not have an obligation to) adjust any other terms or provisions of any outstanding awards of Restricted Shares, Restricted Units, Stock Options or Stock Appreciation Rights, in order to preserve the benefits of such awards for the Participants. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan. In the event of any other change affecting the shares of Common Stock, Restricted Units, Stock Options, or Stock Appreciation Rights, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

ARTICLE VII — MISCELLANEOUS.

Section 7.1 Documents Evidencing Grants.

Each award under the Plan shall be evidenced by a written Grant Document, which shall contain such terms and conditions as the Committee deems appropriate. Subject to Section 1.3(b), the Committee may make grants in tandem with or in substitution for any other grant or grants under this Plan or any other plan of the Company. By accepting a grant under the Plan, the recipient thereby agrees that the grant shall be subject to all of the terms and conditions of the Plan and any applicable Grant Document.

Section 7.2 Waiver of Claims.

Each eligible employee recognizes and agrees that prior to receiving a grant he or she has no right to any benefits hereunder. Accordingly, in consideration of a Participant’s receipt of a grant hereunder, he or she expressly waives the right to contest the number of shares of Common Stock subject to any grant, the terms contained in any Grant Document evidencing a grant, any determination, action, omission hereunder, or under Grant Document by the Committee, the Company or the Board, or any amendment to the Plan or any particular grant.

Section 7.3 Designation of Beneficiary.

A Participant, or the transferee of a Restricted Share, Restricted Unit or Stock Option, may designate, in a writing delivered to ML & Co. before his or her death, a person or persons or entity or entities to receive, in the event of his or her death, any rights in respect of awards which he or she has been granted and are entitled to under the Plan and the Grant Document. A Participant or Restricted Share, Restricted Unit or Stock Option transferee, may also designate an alternate beneficiary to receive payments if the primary beneficiary does not survive the Participant or the transferee. A Participant or transferee may designate more than one person or entity as his or her beneficiary or alternate beneficiary, in which case such beneficiaries would receive payments as joint tenants with a right of survivorship. A beneficiary designation under the Plan will apply to future grants unless changed or revoked by a Participant or the transferee by filing a written or electronic notification of such change or revocation with the Company. If a Participant or transferee fails to designate a beneficiary, then his or her estate shall be deemed to be his or her beneficiary.

Section 7.4 Employment Rights.

Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company the right to become a Participant, and a grant under the Plan shall not be construed as giving any Participant any right to be retained in the employ of the Company or its affiliates or receive further awards under the Plan.

Section 7.5 Nontransferability.

Except as otherwise provided in the Grant Document, a Participant’s rights under the Plan, including the right to any amounts or shares of Common Stock payable or distributable in respect of an award under the Plan, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to his or her designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution. All Stock Options and Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, or, in the event of the Participant’s disability, his or her guardian or legal representative.

Section 7.6 Withholding.

The Company shall have the right, before any payment is made or a certificate for any shares of Common Stock is delivered or any shares of Common Stock are credited to any brokerage account, to deduct or withhold from any payment or distribution of shares of Common Stock under the Plan any federal, state, local or social security or other taxes, including transfer taxes, required or permitted by law to be withheld or to require the Participant or his or her beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required or permitted to be withheld.

Section 7.7 Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of the Company. The Plan shall not preclude the stockholders of ML & Co., the Board of Directors or any committee thereof, or the Company from authorizing or approving other employee benefit plans or forms of incentive compensation, nor shall it limit or prevent the continued operation of other incentive compensation plans or other employee benefit plans of the Company or the participation in any such plans by Participants in the Plan. The Committee shall establish procedures to permit Participants to satisfy their tax obligations by tendering or withholding shares of Common Stock in a manner that avoids adverse accounting consequences to the Company.

Section 7.8 No Trust or Fund Created.

Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 7.9 Expenses.

The expenses of administering the Plan shall be borne by the Company.

Section 7.10 Indemnification.

Service on the Committee shall constitute service as a member of the Board of Directors so that members of the Committee shall be entitled to indemnification and reimbursement as directors of ML & Co. pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.

Section 7.11 Tax Litigation.

The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to the Company or the Participants in the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

Section 7.12 Subsidiary Employees.

In the case of a grant of an award to any employee of a subsidiary of ML & Co., ML & Co. may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the award to the employee of the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying awards that are forfeited or canceled shall revert to ML & Co.

Section 7.13 Foreign Employees and Foreign Law Considerations.

The Committee may grant awards to eligible employees who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Senior Vice President of Human Resources, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee or the Senior Vice President of Human Resources may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

ARTICLE VIII — AMENDMENT AND TERMINATION.

The Board of Directors or the Committee may modify, amend or terminate the Plan at any time, provided that, to the extent required by applicable law or the rules of the New York Stock Exchange that apply to ML & Co., material amendments shall be subject to approval by the stockholders of ML & Co.

ARTICLE IX — INTERPRETATION.

Section 9.1 Governmental and Other Regulations.

The Plan and any grant hereunder shall be subject to all applicable federal, state and local laws, rules, and regulations and to such approvals by any regulatory or governmental agency that may, in the opinion of the counsel for ML & Co., be required.

Section 9.2 Governing Law.

THE PLAN SHALL BE CONSTRUED AND ITS PROVISIONS ENFORCED AND ADMINISTERED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY IN SUCH STATE.

ARTICLE X — EFFECTIVE DATE AND TERM.

The Plan shall become effective upon its adoption by the Board of Directors, subject to its approval by the stockholders of ML & Co. Subject to earlier termination in accordance with Article VIII, the Plan shall terminate on the tenth anniversary of its adoption by the Board of Directors, unless stockholders approve an extension of such term.